Exhibit 10.5

AUTOBYTEL INC.
Inducement Stock Option Award Agreement
 (Non-Qualified Performance-Based Stock Options)

THESE OPTIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION.  SHOULD THERE BE ANY REASONABLE UNCERTAINTY OR GOOD FAITH  DISAGREEMENT BETWEEN THE COMPANY AND OPTIONEE AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN OPTIONEE SHALL BE REQUIRED TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS, SELECTED BY OPTIONEE AND REASONABLY SATISFACTORY TO THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.
This Inducement Stock Option Award Agreement ("Agreement") is entered into effective as of the Grant Date set forth on the signature page to this Agreement ("Grant Date") by and between Autobytel Inc., a Delaware corporation ("Company"), and the person set forth as Optionee on the signature page hereto ("Optionee").
Optionee has not previously been an employee or director of the Company.  The Company has determined to offer employment to Optionee, and as an inducement material to Optionee's decision to accept such employment offer, the Company determined to grant Optionee the Options under the terms and conditions set forth herein.
This Agreement and the stock options granted hereby have not been granted pursuant to the Company's 2010 Equity Incentive Plan ("Plan"), but certain capitalized identified herein and not defined herein shall have the same meanings as defined in the Plan.
1.
Grant of Options.  Subject to Optionee's commencement of employment with the Company, the Company hereby grants to Optionee non-qualified stock options ("Options") to purchase the number of shares of common stock of the Company, par value $0.001 per share, set forth on the signature page to this Agreement ("Shares"), at the exercise price per Share set forth on the signature page to this Agreement ("Exercise Price").  The Options are not intended to qualify as incentive stock options under Section 422 of the Code (as such term is defined in the Plan).

2.
Term of Option.  Unless the Options terminate earlier pursuant to the provisions of this Agreement, the Options shall expire on the seventh (7th) anniversary of the Grant Date ("Option Expiration Date").

3.	Vesting. The Options shall become vested and exercisable in accordance with the vesting schedule attached hereto as Exhibit A and incorporated herein by reference ("Vesting Schedule").
4.	Exercise of Options.
(a)            Manner of Exercise.  To the extent vested, the Options may be exercised, in whole or in part, by delivering written notice to the Company in accordance with Section 8(f) of the Plan in such form as the Company may require from time to time, or at the direction of the Company, through the procedures established with the Company's third party option administration service.  Such notice shall specify the number of Shares subject to the Options as to which the Options are being exercised and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan (as if these Options had been granted under the Plan) (including same day sales through a broker), except that payment in whole or in part in a manner set forth in clauses (ii), (iii) or (iv) of Section 5.5(b) of the Plan (as if these Options had been granted under the Plan), may only be made with the consent of the Committee (as such term is defined in the Plan).  The Options may be exercised only in multiples of whole Shares, and no fractional Shares shall be issued.
(b)            Issuance of Shares.  Upon exercise of the Options and payment of the Exercise Price for the Shares as to which the Options are exercised and satisfaction of all applicable tax withholding requirements, the Company shall issue to Optionee the applicable number of Shares in the form of fully paid and nonassessable Shares.
(c)            Withholding.  No Shares will be issued on exercise of the Options unless and until Optionee pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state, local or foreign taxes required by law to be withheld in respect of the exercise of the Options.  Optionee hereby agrees that the Company may withhold from Optionee's wages or other remuneration the applicable taxes.  At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to Optionee on exercise of the Options, up to Optionee's minimum required withholding rate or such other rate determined by the Committee that will not trigger a negative accounting impact.
(d)            Compliance with Securities Trading Policy.  Shares issued upon exercise of the Options may only be sold, pledged or otherwise transferred in compliance with the Company's securities trading policies generally applicable to officers, directors or employees of the Company as long as Optionee is subject to such securities trading policy.
(e)            Limitation on Number of Resales or Transfers of Shares.  The number of Shares that may be resold or transferred to the public or through any public securities trading market at any time may not exceed (i) for any one sale or transfer order, twenty-five percent (25%) of the Average Daily Volume; and (ii) for all sales or transfer volume in any calendar week, twenty-five percent (25%) of the Weekly Volume.  For purposes of this Section 4(e), (i)

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"Average Daily Volume" will be determined once at the beginning of each calendar quarter for application during such quarter based on an averaging of the daily volume of sales of Company Common Stock as reported by The NASDAQ Capital Market (provided that if the Company's Common Stock is not then listed on The NASDAQ Capital Market, as reported by such trading market on which the Common Stock is traded) for each trading day over the 90-trading day period preceding such determination; and (ii) "Average Weekly Volume" is calculated by multiplying the Average Daily Volume by the number of trading days in the calendar week preceding the proposed sale or transfer of Shares.
5.	Option Termination and Other Provisions.
(a)            Termination Upon Expiration of Option Term.  The Options shall terminate and expire in their entirety on the Option Expiration Date.  In no event may Optionee exercise the Options after the Option Expiration Date, even if the application of another provision of this Section 5 may result in an extension of the exercise period for the Options beyond the Option Expiration Date.
(b)            Termination of Employment.
(i)            Termination of Employment Other Than Due to Death, Disability or Cause.
(1)            Termination of Employment On or After Determination of Vesting Eligible Performance Options.  In the event of a termination of Optionee's employment by the Company without Cause or by Optionee for Good Reason on or after the date that the Vesting Eligible Performance Options (as defined in the Vesting Schedule) are determined ("Vesting Eligible Performance Options Determination Date"), the provisions of this Section 5(b)(i)(1) shall apply rather than Section 5(b)(i)(2).  Any unvested portion of the Vesting Eligible Performance Options shall become immediately and fully vested as of the date of such termination of employment without Cause or for Good Reason.  Optionee may exercise the vested portion of the Vesting Eligible Performance Options for a period of ninety (90) days (but in no event later than the Option Expiration Date) following the date of any such termination of Optionee's employment with the Company either by Optionee or the Company, other than in the event of a termination of Optionee's employment by the Company for Cause or by reason of Optionee's death or Disability.  To the extent Optionee is not entitled to exercise the Options at the date of termination of employment, or if Optionee does not exercise the Options within the time specified in this Agreement for post-termination of employment exercises of the Options, the Options shall terminate.  For purposes of this Agreement, the terms "Cause" and "Good Reason" shall have the meanings ascribed to them in that certain Severance Benefits Agreement identified on the signature page to this Agreement ("Severance Agreement").
(2)            Termination of Employment Prior to Determination of Vesting Eligible Performance Options.  In the event of a termination of Optionee's employment by the Company without Cause or by Optionee for Good Reason before the Vesting Eligible Performance Options Determination Date, the provisions of this Section 5(b)(i)(2) shall apply rather than Section 5(b)(i)(1).  Unless otherwise, expired, terminated, forfeited or cancelled prior to the Vesting Eligible Performance Options Determination Date in accordance with this Agreement, no Options shall expire or be cancelled or terminated, nor may any Options be exercised until such time as the Vesting Eligible Performance Options are determined.  Once the

Vesting Eligible Performance Options are determined, any unvested portion of the Vesting Eligible Performance Options shall become immediately and fully vested as of the Vesting Eligible Performance Options Determination Date.  Optionee may exercise the vested portion of the Vesting Eligible Performance Options for a period of ninety (90) days (but in no event later than the Option Expiration Date) following the Vesting Eligible Performance Options Determination Date.  To the extent Optionee does not exercise the Options within the time specified in this Agreement for post-termination of employment exercises of the Options, the Options shall terminate.
(ii)            Termination of Employment for Cause.  Upon the termination of Optionee's employment by the Company for Cause, unless the Options have been earlier terminated, cancelled, expired or forfeited, the Options (whether vested or not) shall immediately terminate and be cancelled in their entirety and shall thereafter not be exercisable to any extent whatsoever; provided that the Company, in its discretion, may, by written notice to Optionee given as of the date of termination, authorize Optionee to exercise any vested portion of the Options for a period of up to thirty (30) days following Optionee's termination of employment for Cause, provided that in no event may Optionee exercise the Options after the Option Expiration Date.
                          (iii)            Termination of Optionee's Employment By Reason of Optionee's Death.  In the event Optionee's employment is terminated by reason of Optionee's death, the Options, to the extent vested as of the date of termination, may be exercised at any time within twelve (12) months following the date of termination (but in no event later than the Option Expiration Date) by Optionee's executor or personal representative or the person to whom the Options shall have been transferred by will or the laws of descent and distribution, but only to the extent Optionee could exercise the Options at the date of termination.
(iv)            Termination of Optionee's Employment By Reason of Optionee's Disability.  In the event that Optionee ceases to be an employee by reason of Optionee's Disability, unless the Options have been earlier terminated, cancelled, expired or forfeited, Optionee (or Optionee's attorney-in-fact, conservator or other representative on behalf of Optionee) may, but only within twelve (12) months from the date of such termination of employment (but in no event later than the Option Expiration Date), exercise the Options to the extent Optionee was otherwise entitled to exercise the Options at the date of such termination of employment.  For purposes of this Agreement, "Disability" shall mean Optionee's becoming "permanently and totally disabled" within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Committee in its discretion.  The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate, and the Committee's determination as to whether Optionee has incurred a Disability shall be final and binding on all parties concerned.
(c)            Change in Control.  In the event of a Change in Control (as such term is defined in the Plan), the effect of the Change in Control on the Options shall be determined by the applicable provisions of the Plan (including, without limitation, Article 11 of the Plan) (as if the Options had been granted under the Plan), provided that (i) to the extent the Options are assumed or substituted for in connection with the Change in Control, or the Company is the ultimate parent corporation upon the consummation of the Change in Control and the Company continues the Options, the Options will vest and become fully exercisable in accordance with clause (i) of Section 11.2(a) of the Plan (as if the Options had been granted under the Plan), only if within twelve (12) months following the date of the Change in Control Optionee's employment is terminated by the Company or a Subsidiary (or the successor company or a subsidiary or parent thereof) without Cause; and (ii) any portion of the Options which vests and becomes exercisable pursuant to Section 11.2(b) of the Plan (as if the Options had been granted under the Plan), as a result of such Change in Control will (1) vest and become exercisable on the day prior to the date of the Change in Control if Optionee is then employed by the Company or a Subsidiary and (2) terminate on the date of the Change in Control.  Notwithstanding the foregoing, if on the date of the Change in Control the Fair Market Value (as such term is defined in the Plan) of one (1) Share is less than the Exercise Price per Share, then the Options shall terminate as of the date of the Change in Control except as otherwise determined by the Committee.
(d)            Extension of Exercise Period.  Notwithstanding any provisions of this Section 5 to the contrary, if exercise of the Options following termination of employment or service during the time period set forth in the applicable paragraph or sale during such period of the Shares acquired on exercise would violate any of the provisions of the federal securities laws (or any Company policy related thereto), the time period to exercise the Options shall be extended until the later of (i) forty-five (45) days after the date that the exercise of the Options or sale of the Shares acquired on exercise would not be a violation of the federal securities laws (or a related Company policy), or (ii) the end of the applicable time period based on the applicable reason for the termination of employment as set forth in this Section 5; provided, however, that in no event shall the exercisability of the Options be extended beyond the Option Expiration Date.
(e)            Adjustments.  The number of Options may be subject to adjustment as provided in Section 12.2 of the Plan (as if the Options had been granted under the Plan).
(f)            Forfeiture upon Engaging in Detrimental Activities.  If, at any time within the twelve (12) months after (i) Optionee exercises any portion of the Options; or (ii) the effective date of any termination of Optionee's employment by the Company or by Optionee for any reason, Optionee engages in, or is determined by the Committee in its sole discretion to have engaged in, any (i) material breach of any non-competition, non-solicitation, non-disclosure or settlement or release covenant or agreement with the Company or any Subsidiary; (ii) activities during the course of Optionee's employment with the Company or any Subsidiary constituting fraud, embezzlement, theft or dishonesty; or (iii) activity that is otherwise in conflict with. or adverse or detrimental to the interests of the Company or any Subsidiary, then (x) the Options shall terminate effective as of the date on which Optionee engaged in or engages in that activity or conduct, unless terminated sooner pursuant to the provisions of this Agreement, and (y) the amount of any gain realized by Optionee from exercising all or a portion of the Options at any time following the date that Optionee engaged in any such activity or conduct, as determined as of the time of exercise, shall be forfeited by Optionee and shall be paid by Optionee to the Company, and recoverable by the Company, within sixty (60) days following such termination date of the Options.  For purposes of the foregoing, the following will be deemed to be activities in conflict with or adverse or detrimental to the interests of the Company or any Subsidiary:  (i) Optionee's conviction of, or pleading guilty or nolo contendre to any misdemeanor involving moral turpitude or any felony, the underlying events of which related to Optionee's employment with the Company; (ii) knowingly engaged or aided in any act or transaction by the Company or a Subsidiary that results in the imposition of criminal, civil or administrative penalties against the Company or any Subsidiary; or (iii) misconduct during the course of Optionee's employment by the Company or any Subsidiary that results in an accounting restatement by the Company due to material noncompliance with any financial reporting requirement under applicable securities laws, whether such restatement occurs during or after Optionee's employment by the Company or any Subsidiary.
(g)            Reservation of Committee Discretion to Accelerate Option Vesting and Extend Option Exercise Window.  The Committee reserves the right, in its sole and absolute discretion, to accelerate the vesting of the Options and to extend the exercise window for Options that have vested (either in accordance with the terms of this Agreement or by discretionary acceleration by the Committee) under circumstances not otherwise covered by the foregoing provisions of this Section 5; provided that in no event may the Committee extend the exercise period for Options beyond the Option Expiration Date.  The Committee is under no obligation to exercise any such discretion and may or may not exercise such discretion on a case-by-case basis.
6.	Non-Registered Option and Shares.
(a)            Optionee hereby acknowledges that the Options and any Shares that may be acquired upon exercise of the Options pursuant hereto are, as of the date hereof, not registered:  (i) under the Securities Act of 1933, as amended ("Securities Act"), on the ground that the issuance of the Options and the underlying shares is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering or, with respect to Options, because the grant of the Options alone may not constitute an offer or sale of a security under the Securities Act until such time as the Options are exercised or exercisable or (ii) under any applicable state securities law because the grant of the Options does not involve any public offering or is otherwise exempt under applicable state securities laws, and (iii) that the Company's reliance on the Section 4(2) exemption of the Securities Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by Optionee. Optionee represents and warrants that Optionee is acquiring the Options and will acquire the Shares for investment for Optionee's own account, with no present intention of reselling or otherwise distributing the same.
(b)            If, at the time of issuance of shares upon exercise of the Options, no registration statement is in effect with respect to such shares under applicable provisions of the Securities Act and other applicable securities laws, Optionee hereby agrees that Optionee will not sell, transfer, offer, pledge or hypothecate all or any part of the shares unless and until Optionee shall first have given notice to the Company describing such sale, transfer, offer, pledge or hypothecation and there shall be available exemptions from such registration requirements that exist.  Should there be any reasonable uncertainty or good faith disagreement between the Company and Optionee as to the availability of such exemptions, then Optionee shall be required to deliver to the Company (1) an opinion of counsel (skilled in securities matters, selected by Optionee and reasonably satisfactory to the Company) in form and substance satisfactory to the Company to the effect that such offer, sale, transfer, pledge or hypothecation is in compliance with an available exemption under the Securities Act and other applicable securities laws, or (2) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed offer, sale, transfer, pledge or hypothecation is made without registration under the Securities Act.  The Company may at its election require that Optionee provide the Company with written reconfirmation of

Optionee's investment intent as set forth in Section 6(a) with respect to the shares. The shares issued upon exercise of the Options shall bear a legend reading substantially as follows:
"THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION.  SHOULD THERE BE ANY REASONABLE UNCERTAINTY OR GOOD FAITH DISAGREEMENT BETWEEN THE COMPANY AND OPTIONEE AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN OPTIONEE SHALL BE REQUIRED TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS, SELECTED BY OPTIONEE AND REASONABLY SATISFACTORY TO THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS."
(c)            The exercise of the Option and the issuance of the Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or securities trading market on which the Shares may be listed for trading at the end of such exercise and issuance.
(d)            The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to the Options shall relieve the Company of any liability with respect to the nonissuance or sale of the Shares as to which such approval shall not have been obtained.  However, the Company shall use its best efforts to obtain all such applicable approvals.

7.            Miscellaneous.
(a)            No Rights of Stockholder.  Optionee shall not have any of the rights of a stockholder with respect to the Shares subject to this Agreement until such Shares have been issued upon the due exercise of the Options.
(b)            Nontransferability of Options.  The Options shall be nontransferable or assignable except to the extent expressly provided in the Plan (as if the Options had been granted under the Plan).  Notwithstanding the foregoing, Optionee may by delivering written notice to the Company in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of Optionee's death, shall thereafter be entitled to exercise the Options.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(c)            Severability.  If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.
(d)            Governing Law, Jurisdiction and Venue.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware other than its conflict of laws principles.  The parties agree that in the event that any suit or proceeding is brought in connection with this Agreement, such suit or proceeding shall be brought in the state or federal courts located in New Castle County, Delaware, and the parties shall submit to the exclusive jurisdiction of such courts and waive any and all jurisdictional, venue and inconvenient forum objections to such courts.
(e)            Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(f)            Notices.  All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid.  Notice by mail shall be deemed delivered on the date on which it is postmarked.
Notices to the Company should be addressed to:
Autobytel Inc.
18872 MacArthur Blvd., Suite 200
Irvine, CA  92612-1400
Attention:  General Counsel
Notices to Optionee should be addressed to Optionee at Optionee's address as it appears on the Company's records.
The Company or Optionee may by writing to the other party designate a different address for notices.  If the receiving party consents in advance, notice may be transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.  Such notices shall be deemed delivered when received.
(g)            Agreement Not an Employment Contract.  This Agreement is not an employment or service contract, and nothing in this Agreement or in the granting of the Options shall be deemed to create in any way whatsoever any obligation on Optionee's part to continue as an employee of the Company or any Subsidiary or on the part of the Company or any Subsidiary to continue Optionee's employment or service as an employee.
(h)            Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement but all of which, taken together, shall constitute one and the same Agreement binding on the parties hereto.  The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

(i)            Administration.  The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent with this Agreement and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee (including determinations as to the calculation, satisfaction or achievement of performance-based vesting requirements, if any, to which the Options are subject) shall be final and binding upon Optionee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.
(j)            No Impairment of Rights.  This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of the business or assets.
(k)            Entire Agreement; Modification.  This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified except as provided herein or in a written document signed by each of the parties hereto and may be rescinded only by a written agreement signed by both parties.

Remainder of Page Intentionally Left Blank; Signature Page Follows

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.
Grant Date:                                                                                      September 30, 2013

Total Options Granted:                                                                                                                                              29,547
 (Maximum Vesting Eligible Performance Options)
Exercise Price Per Share:                                                                                                                                  $7.17

Severance Benefits Agreement:  Severance Benefits Agreement dated as of September 30, 2013, by and between the Company and Optionee.

"Company"
Autobytel Inc., a Delaware corporation
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

"Optionee"                                                                                                                            /s/ Bret  Dunlap
Bret Dunlap

Exhibit A
Option Vesting Schedule

The Options granted under this Agreement shall be subject to two vesting requirements and conditions:  (i) percentage achievement (based on the Performance Goals Achievement Scale) of the Mobile Business Revenue Goal and Mobile Business Gross Profit Goal, as determined below ("Mobile Business Performance Goals Component"); and (ii) time vesting based on the time vesting schedule ("Time Vesting Schedule") set forth below ("Time Vesting Component").  For Options to vest and become exercisable, the number of Options eligible to vest under the Time Vesting Component must first be determined under the Mobile Business Performance Goals Component in accordance with the formulas set forth below ("Vesting Eligible Performance Options").  The aggregate number of Vesting Eligible Performance Options is determined based upon achievement of Mobile Business Performance Goals.  Once the aggregate number of Vesting Eligible Performance Options is determined, the Vesting Eligible Performance Options are then subject to vesting under the Time Vesting Component in accordance with the Time Vesting Schedule.  Options that are not determined to be Vesting Eligible Performance Options shall not vest and shall be cancelled as soon as the number of Vesting Eligible Performance Options is determined by the Committee. The Vesting Eligible Performance Options Determination Date is the date that the Mobile Business Revenues and Mobile Business Gross Profit is determined for the Mobile Business Measurement Period in accordance with the procedures set forth in the Asset Purchase Agreement.

The number of Vesting Eligible Performance Options (which may not exceed the Maximum Number of Vesting Eligible Performance Options) is determined in accordance with the following formula:

[Combined Mobile Business Performance Goals Vesting Eligible Percentage] x [Maximum Number of Vesting Eligible Performance Options]

The following definitions apply to this Vesting Schedule:

Asset Purchase Agreement means that certain Asset Purchase Agreement dated as of September 30, 2013 by and among the Company, Advanced Mobile, LLC and Advanced Mobile Worldwide Solutions, Inc.

Combined Mobile Business Performance Goals Vesting Eligible Percentage means the percentage resulting from the following calculation:

[Mobile Business Gross Profit Goal Vesting Eligible Percentage x Mobile Business Gross Profit Goal Allocation Percentage] + [Mobile Business Revenue Goal Vesting Eligible Percentage x Mobile Business Revenue Goal Allocation Percentage]

GAAP means generally accepted accounting principles.

Maximum Number of Vesting Eligible Performance Options means the maximum number of Options that can be determined to be Vesting Eligible Performance Options.  The Maximum Number of Vesting Eligible Performance Options is set forth on the signature page to this Agreement.

Mobile Business means the Company's business operations located in King of Prussia, Pennsylvania that provides mobile marketing solutions for the automotive industry, media publishers, and homebuilders and that was acquired by the Company pursuant to the Asset Purchase Agreement.

Mobile Business Goals Achievement Scale means Schedule A-1 attached hereto and incorporated herein by reference.

Mobile Business Gross Profit means the Mobile Business' gross profit for the Mobile Business Performance Measurement Period as determined in accordance with GAAP.

Mobile Business Gross Profit Goal means the target goal set for the Mobile Business' Gross Profit for the Mobile Business Performance Measurement Period.  The Mobile Business Gross Profit Goal for the Mobile Business Performance Measurement Period is *
Dollars ($       *        .00).

Mobile Business Gross Profit Goal Allocation Percentage means the percentage allocated to the Mobile Business Gross Profit Goal.  The Mobile Business Gross Profit Goal Allocation Percentage is fifty percent (50%).

Mobile Business Gross Profit Goal Vesting Eligible Percentage means the percentage obtained from the column entitled "Vesting Eligible Percentage" in the Mobile Business Goals Achievement Scale applicable to the Mobile Business Gross Profit achieved for the Mobile Business Performance Measurement Period.

Mobile Business Gross Profit Percentage Achieved means the percentage of the Mobile Business' Gross Profit Goal achieved calculated by dividing the Mobile Business Gross Profit achieved for the Mobile Business Performance Measurement Period by the Mobile Business Gross Profit Goal.

Mobile Business Performance Measurement Period means the twelve calendar month period commencing January 1, 2016 and ending December 31, 2016.

Mobile Business Revenues means the Mobile Business' total net revenues for the Mobile Business Performance Measurement Period as determined in accordance with GAAP.

Mobile Business Revenue Goal means the target goal set for the Mobile Business Revenues for the Mobile Business Performance Measurement Period.  The Mobile Business Revenue Goal is                   *                     Dollars ($       *       .00).

Mobile Business Revenue Goal Allocation Percentage means the percentage allocated to the Mobile Business Revenue Goal.  The Mobile Business Revenue Goal Allocation Percentage is fifty percent (50%).

*	Per Contingent Payments Component Schedule to Asset Purchase Agreement for Mobile Business Performance Measurement Period.

Mobile Business Revenue Goal Vesting Eligible Percentage means the percentage obtained from the column entitled "Vesting Eligible Percentage" in the Mobile Business Goals Achievement Scale applicable to the Mobile Business Revenue achieved for the Performance Measurement Period.

Mobile Business Revenue Goal Percentage Achieved means the percentage of the Mobile Business' Revenue Goal achieved for the Mobile Business Performance Measurement Period calculated by dividing the Mobile Business Revenues achieved for the Mobile Business Performance Measurement Period by the Mobile Business Revenue Goal.

Time Vesting Schedule means the following vesting schedule for Vesting Eligible Performance Options:  (1) thirty-three and one-third percent (33 1/3%) of the Vesting Eligible Performance Options shall vest and become exercisable effective as of the Vesting Eligible Performance Options Determination Date; and (2) one thirty-sixth (1/36th) the Vesting Eligible Performance Options shall vest and become exercisable on each successive monthly anniversary of the Vesting Eligible Performance Options thereafter for the following twenty-four (24) months ending on the third anniversary of the Vesting Eligible Performance Options Determination Date.

Schedule A-1
Mobile Business Goals Achievement Scale

Revenue		Gross Profit
% of Mobile Business Revenue Goal Achieved	Vesting Eligible Percentage	% of Mobile Business Goals Gross Profit Goal Achieved	Vesting Eligible Percentage
80% to 100%	Linear*	80% to 100%	Linear**
70% to 79.9%	50%	70% to 79.9%	50%
60% to 69.9%	25%	60% to 69.9%	25%
< 60%	10%	< 60%	10%

*	(e.g., 85% achievement = 85% Mobile Business Revenue Goal Vesting Eligible Percentage; 92% achievement = 92% Mobile Business Revenue Goal Vesting Eligible Percentage)
**	(e.g., 85% achievement = 85% Mobile Business Gross Profit Goal Vesting Eligible Percentage; 92% achievement = 92% Mobile Business Gross Profit Goal Vesting Eligible Percentage)